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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-143474) and Form S-8 (No. 333-141254, No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation (the "Company") of our reports dated March 12, 2008, relating to the consolidated financial statements and to the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP BDO SEIDMAN, LLP
Houston, Texas March 12, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm